Exhibit 99.1

Company Investor/Media Contact:

DJO Incorporated

Mark Francois, Director of Investor Relations

(760) 734-4766

mark.francois@djortho.com

FOR IMMEDIATE RELEASE

DJO INCORPORATED ANNOUNCES FINANCIAL RESULTS FOR SECOND
QUARTER 2006 AND UPDATE ON AIRCAST INTEGRATION

•                  Second Quarter 2006 Net Revenues of $106.5 Million Exceed Expectations

•                  Integration of Aircast Business Proceeding Well

SAN DIEGO, CA August 3, 2006 – DJO Incorporated, (NYSE: DJO), a global provider of products and services that promote musculoskeletal and vascular health, today announced financial results for the second quarter of 2006, ended July 1, 2006.

Second Quarter Results

Net revenues for the second quarter of 2006 were $106.5 million, reflecting an increase of 54.8 percent, compared with net revenues of $68.8 million in the second quarter of 2005. The second quarter of 2006 included revenue contributions from the Company’s recent acquisitions of Aircast, effective April 7, 2006, and Axmed, effective January 2, 2006.   The second quarters of 2006 and 2005 each included 64 shipping days.

Non-GAAP net income for the second quarter of 2006 was $6.5 million, or $0.28 per share, compared to net income of $6.9 million, or $0.31 per share, for the second quarter of 2005.  As of January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, resulting in the recognition of stock-based compensation expense beginning January 1, 2006.  Non-GAAP results exclude the after tax impact of this stock-based compensation expense, as well as purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions and costs related to an arbitration that concluded in the second quarter of 2006.   GAAP net income for the second quarter of 2006 was $1.3 million, or $0.06 per share.  As indicated in previous public statements, the Company confirmed that the Aircast acquisition was dilutive to its earnings for the second quarter of 2006 due to the impact of purchase accounting amortization expense and interest expense related to the financing of

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the acquisition in excess of the operating contribution from the Aircast business.  The Company said it continues to expect the acquisition to be accretive to its non-GAAP earnings by the fourth quarter of 2006 and highly accretive to earnings in 2007, based on expected cost reduction synergies to be achieved through the integration of the acquired business into DJO.

Six Month Results

Net revenues for the first six months of 2006 were $189.1 million, reflecting an increase of 36.0 percent, compared with net revenues of $139.1 million for the first six months of 2005.  The first half of 2006 included 128 shipping days while the comparable 2005 period included 129 shipping days.

Non-GAAP net income for the first six months of 2006 was $14.6 million, or $0.62 per share, compared with net income of $13.5 million or $0.60 per share for the first six months of 2005.   GAAP net income for the first six months of 2006 was $7.3 million, or $0.31 per share.

“We are very pleased to report record revenues that were ahead of our expectations and to have reached a new corporate milestone by exceeding $100 million in quarterly revenues for the first time,” said Les Cross, president and CEO.  “Second quarter revenue levels reflect the solid execution of our growth initiatives across all of our business segments, as well as our focused acquisition strategy.

“Sales growth was strong across the Company’s Domestic Rehabilitation, Regeneration and International segments in the second quarter.  Sales of Aircast products were also ahead of our expectations, adding $24.7 million in total net revenues, an excellent start for this new business under DJO’s leadership.  Our Domestic Rehabilitation segment, which includes our DonJoy®, ProCare® and OfficeCare® franchises, as well as the domestic portion of the Aircast business, grew almost 45% over the second quarter of 2005.

“Our Regeneration segment also posted another strong quarter, growing approximately 20% from the year-ago period.  This segment continues to benefit from our direct sales strategy for both our OL1000™ and SpinaLogic® product lines.

“And in our International segment, revenue levels have more than doubled from the year-ago period, benefiting from our Aircast and Axmed acquisitions, which have added substantial critical mass to this segment in the form of new products and greater sales depth.  For the second quarter, net revenues in the International segment were up approximately 169% over the second quarter of 2005.

“The Company’s second quarter profitability, including the impact of the Aircast acquisition, was slightly ahead of our expectations as highlighted in previous communications.

“As expected, our reported GAAP results were impacted by stock-based compensation expense and certain other charges and expenses that are not deemed to be reflective of the Company’s ongoing operations.  Our gross profit for the second quarter was reduced by approximately $2.8 million related to stock-based compensation expense (approximately $0.3 million), purchase accounting adjustments to write up acquired Aircast inventory to fair value (approximately $1.2 million) and certain other charges and expenses related to acquisitions (approximately $1.3 million), including the expansion of the Company’s new distribution facility in Indianapolis.  Our non-GAAP consolidated gross profit margin before those adjustments was 62.3% of revenues in the second quarter, slightly stronger than our non-GAAP gross profit margin for the first quarter of 2006.

“Our operating expenses were increased by approximately $3.5 million related to stock-based compensation expense (approximately $2.1 million), certain other charges and expenses related to acquisitions (approximately $0.7 million) and costs related to an arbitration that concluded in the second quarter of 2006 (approximately $0.7 million).

“Before stock-based compensation expense and the charges and expenses previously mentioned that we do not believe to be reflective of ongoing operations, our consolidated non-GAAP operating profit margin was 15.9% for the second quarter.  Before the impact of approximately $2.9 million in incremental expense related to amortization of intangible assets in connection with the Aircast acquisition, the Company’s non-GAAP operating profit margin would have been 18.6%, reflecting an improvement of 120 basis points from the comparable operating profit margin reported for the first quarter of 2006.  Below the operating income line, we also wrote off approximately $2.3 million (before tax) in the second quarter of previously deferred debt issuance costs related to the Company’s previous credit agreement, which was refinanced in connection with the Aircast acquisition.  Net interest expense for the second quarter of 2006, before the impact of this charge was $6.1 million, reflecting our increased debt levels due to the Aircast acquisition.

“The total after-tax impact on our second quarter 2006 earnings of stock-based compensation expense was $1.5 million, or approximately $0.06 per share.  The total after-tax impact on our second quarter 2006 earnings of purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions and costs related to an arbitration that concluded in the second quarter of 2006 was $3.8 million, or $0.16 per share.

“Our operating cash flow was solid in the second quarter at approximately $12.2 million and we generated $3.5 million of incremental cash flow from the exercise of stock options and the issuance of shares under our Employee Stock Purchase Plan.

“The integration of the Aircast business remains on schedule for completion the by the end of this year and we continue to expect the acquisition to be highly accretive in 2007 as we realize annualized cost reduction synergies of between $18 million and $20 million.  With respect to the manufacturing integration of Aircast’s products, we are utilizing existing production capacity in our Mexico manufacturing facility to produce high volume ankle products concurrently with Aircast’s New Jersey manufacturing facility.  These units are being used to support customer demand, as well as to build needed inventory levels in our expanded distribution facility in Indianapolis, which will be the primary distribution hub for all Aircast products.  We are scheduled to go live next week with Aircast customer service and distribution in Indianapolis.  We are also on schedule to complete the construction of our facility expansion in Mexico by September, providing us with the needed additional capacity to relocate all remaining Aircast manufacturing operations in the fourth quarter of this year.  We are also pleased to announce that we recently completed the move to our new world headquarters in Vista, California.

 “The second quarter was an extremely busy quarter and represented much of the heavy lifting regarding the Aircast integration.  Despite all the changes in the second quarter, we maintained our focus and delivered on our objectives.  With a strong second quarter behind us, we have increased our 2006 full year revenue expectations.  We are now targeting 2006 revenues to be between $395 million and $405 million.  For the third quarter, we are targeting total net revenues of between $106 million and $108 million.  We continue to expect that the Aircast acquisition could be dilutive to our third quarter earnings, but that the third quarter dilution should be less than the dilution in the second quarter.  We continue to expect the acquisition to be accretive to earnings by the fourth quarter.”

Conference Call Information

DJO Incorporated has scheduled an investor conference call to discuss this announcement beginning at 1:00 PM, Eastern Time today, August 3, 2006.  Individuals interested in listening to the conference call may do so by dialing (706) 634-0177, using the reservation code 3226729.  A telephone replay will be available for 48 hours following the conclusion of the call by dialing (706) 645-9291 and using the above reservation code.  The live conference call also will be available via the Internet at www.djortho.com, and a recording of the call will be available on the Company’s website.

About DJO Incorporated

DJO Incorporated is a global provider of solutions for musculoskeletal and vascular health, specializing in rehabilitation and regeneration products for the non-operative orthopedic, spine and vascular markets.  Marketed under the Aircast®, DonJoy® and ProCare® brands, the Company’s broad range of over 700 rehabilitation products, including rigid knee braces, soft goods and pain management products, are used in the prevention of injury, in the treatment of chronic conditions and for recovery after surgery or injury. The Company’s regeneration products consist of bone growth stimulation devices that are used to treat nonunion fractures and as an adjunct therapy after spinal fusion surgery.  The Company’s vascular systems products help prevent deep vein thrombosis and pulmonary embolism that can occur after orthopedic and other surgeries.  Together, these products provide solutions throughout the patient’s continuum of care.  The Company sells its products in the United States and in more than 60 other countries through networks of agents, distributors and its own direct sales force.  Customers include orthopedic, podiatric and spine surgeons, orthotic and prosthetic centers, third-party distributors, hospitals, surgery centers, physical therapists, athletic trainers, other healthcare professionals and individual and team athletes.  For additional information on the Company, please visit www.djortho.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such statements relate to, among other things, the Company’s revenue and earnings estimates for the third quarter of 2006 and for the full fiscal year 2006, the Company’s belief that the Aircast integration will be completed by the end of 2006 and the expected cost synergies from this integration.  The words “believe,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement.  These forward-looking statements are based on the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks relating to the successful execution of the Company’s business strategies relative to its Domestic Rehabilitation, Regeneration and International businesses; the successful integration of the sales and distribution operations of Aircast; the successful and timely integration of Aircast’s manufacturing and distribution operations into the Company’s existing operations in Mexico and Indianapolis, which in turn, is dependent on the timely completion of the Company’s new manufacturing facility presently under construction; the successful and timely integration of Aircast’s administrative functions into the Company’s Vista headquarters; the successful combination of the Company’s and Aircast’s respective operations in several countries in Europe; the continued growth of the bone growth stimulation market; the impact of potential reductions in reimbursement levels by Medicare and other governmental and commercial payors; the Company’s ability to successfully develop, license or acquire, and timely introduce and market new products or product enhancements; the Company’s dependence on orthopedic professionals, agents and distributors for marketing its products; risks relating to the Company’s international operations; resources needed and risks involved in complying with government regulations and in developing and protecting intellectual property; and the effects of healthcare reform, managed care and buying groups on prices of the Company’s products. Other risk factors are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on February 16, 2006, and the Company’s Form 10-Q for the quarterly period ended April 1, 2006, filed on May 11, 2006, both with the Securities and Exchange Commission.

- Tables to follow -

DJO Incorporated

Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share data and number of operating days)

	Three Months Ended
	July 1, 2006	July 2, 2005

Net revenues	$106,525	$68,827
Costs of goods sold (A),(B)	42,912	24,573
Gross profit	63,613	44,254
Operating expenses:
Sales and marketing (A),(B)	32,442	21,336
General and administrative(A),(B)	13,610	7,052
Research and development (A),(B)	2,316	1,691
Amortization of acquired intangibles	4,507	1,153
Total operating expenses	52,875	31,232
Income from operations	10,738	13,022
Interest expense and other, net (B)	(8,465)	(1,472)
Income before income taxes	2,273	11,550
Provision for income taxes	(981)	(4,621)
Net income	$1,292	$6,929
Net income per share:
Basic	$0.06	$0.32
Diluted	$0.06	$0.31
Non-GAAP diluted net income per share (excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions and costs related to an arbitration concluded in second quarter 2006)	$0.28	N/A
Weighted average shares outstanding used to calculate per share information:
Basic	22,804	21,745
Diluted	23,440	22,645
Number of operating days	64	64

(A) Includes stock-based compensation expense, as follows (C):
Costs of goods sold	$249	$—
Sales and marketing	1,072	—
General and administrative	891	—
Research and development	140	—
	$2,352	$—

(B) Includes purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions and costs related to an arbitration concluded in second quarter 2006 as follows (C):

Costs of goods sold	$2,510	$—
Sales and marketing	340	—
General and administrative	1,026	—
Research and development	7	—
Interest expense and other, net	2,347	—
	$6,230	$—

(C) See reconciliation of non-GAAP financial measures in table at end of press release.

DJO Incorporated

Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share data and number of operating days)

	Six Months Ended
	July 1, 2006	July 2, 2005

Net revenues	$189,088	$139,077
Costs of goods sold (A),(B)	74,621	50,794
Gross profit	114,467	88,283
Operating expenses:
Sales and marketing (A),(B)	58,977	42,772
General and administrative (A),(B)	22,634	14,500
Research and development (A),(B)	4,165	3,263
Amortization of acquired intangibles	6,141	2,305
Total operating expenses	91,917	62,840
Income from operations	22,550	25,443
Interest expense and other, net(B)	(9,585)	(2,900)
Income before income taxes	12,965	22,543
Provision for income taxes	(5,692)	(9,017)
Net income	$7,273	$13,526
Net income per share:
Basic	$0.32	$0.62
Diluted	$0.31	$0.60
Non-GAAP diluted net income per share (excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions, costs related to an arbitration concluded in second quarter 2006 and the write-off of previously deferred expenses related to a discontinued acquisition)	$0.62	N/A
Weighted average shares outstanding used to calculate per share information:
Basic	22,571	21,660
Diluted	23,321	22,540
Number of operating days	128	129

(A) Includes stock-based compensation expense, as follows (C):
Costs of goods sold	$380	$—
Sales and marketing	1,953	—
General and administrative	1,530	—
Research and development	245	—
	$4,108	$—

(B)  Includes purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions, costs related to an arbitration concluded in second quarter 2006 and the write-off of previously deferred expenses related to a discontinued acquisition, as follows (C):

Costs of goods sold	$3,123	$—
Sales and marketing	447	—
General and administrative	1,157	—
Research and development	7	—
Interest expense and other, net	2,438	—
	$7,172	$—

(C) See reconciliation of non-GAAP financial measures in table at end of press release.

DJO Incorporated

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	July 1,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$10,762	$1,107
Accounts receivable, net	82,997	62,068
Inventories, net	38,476	24,228
Deferred tax asset, net, current portion	7,684	7,066
Prepaid expenses and other current assets	8,640	4,387
Total current assets	148,559	98,856
Property, plant and equipment, net	36,811	15,396
Goodwill, intangible assets and other assets	460,023	157,975
Fair value of derivative	1,011	—
Deferred tax asset, net	15,355	32,437
Total assets	$661,759	$304,664

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other accrued liabilities	$61,291	$31,095
Long-term debt, current portion	3,500	5,000
Total current liabilities	64,791	36,095
Long-term debt, less current portion	345,625	42,500
Accrued pension	327	—
Total stockholders’ equity	251,016	226,069
Total liabilities and stockholders’ equity	$661,759	$304,664

DJO Incorporated

Unaudited Segment Information

(In thousands, except number of operating days)

	Three Months Ended		Revenues per Day Three Months Ended
	July 1,	July 2,	July 1,	July 2,
	2006	2005	2006	2005
Net revenues:
Domestic Rehabilitation	$68,155	$47,078	$1,065	$736
Regeneration	16,212	13,520	253	211
International	22,158	8,229	346	128
Consolidated net revenues	106,525	68,827	$1,664	$1,075

Gross profit:
Domestic Rehabilitation	34,920	26,686
Regeneration	14,954	12,003
International	13,739	5,565
Consolidated gross profit(1)	63,613	44,254

Income from operations:
Domestic Rehabilitation	8,776	9,969
Regeneration	3,717	3,519
International	3,099	2,203
Income from operations of reportable segments(2)	15,592	15,691
Expenses not allocated to segments(3)	(4,854)	(2,669)
Consolidated income from operations	$10,738	$13,022
Number of operating days	64	64

(1)  GAAP consolidated gross profit for the three months ended July 1, 2006, includes:

	Domestic Rehabilitation	Regeneration	International
GAAP gross profit	$34,920	$14,954	$13,739
Stock-based compensation expense	172	6	71
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions	1,544	—	966
Non-GAAP gross profit (excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value and certain other charges related to acquisitions)	$36,636	$14,960	$14,776

(2)  GAAP income from operations for reportable segments for the three months ended July 1, 2006, includes:

	Domestic Rehabilitation	Regeneration	International
GAAP income from operations of reportable segments	$8,776	$3,717	$3,099
Stock-based compensation expense	999	425	288
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions	1,933	—	1,219
Non-GAAP income from operations of reportable segments (excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value and certain other charges related to acquisitions)	$11,708	$4,142	$4,606

(3)  Expenses not allocated to segments for the three months ended July 1, 2006 include $0.6 million of stock-based compensation expense and $0.7 million of costs related to an arbitration concluded in second quarter 2006.

DJO Incorporated

Unaudited Segment Information

(In thousands, except number of operating days)

	Six Months Ended		Revenues per Day Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2006	2005	2006	2005
Net revenues:
Domestic Rehabilitation	$121,866	$94,598	$952	$733
Regeneration	32,186	27,112	251	210
International	35,036	17,367	274	135
Consolidated net revenues	189,088	139,077	$1,477	$1,078

Gross profit:
Domestic Rehabilitation	64,052	52,738
Regeneration	29,785	23,957
International	20,630	11,588
Consolidated gross profit(1)	114,467	88,283

Income from operations:
Domestic Rehabilitation	19,277	19,036
Regeneration	7,421	7,199
International	4,321	4,845
Income from operations of reportable segments(2)	31,019	31,080
Expenses not allocated to segments(3)	(8,469)	(5,637)
Consolidated income from operations	$22,550	$25,443

Number of operating days	128	129

(1)  GAAP consolidated gross profit for the six months ended July 1, 2006, includes:

	Domestic Rehabilitation	Regeneration	International
GAAP gross profit	$64,052	$29,785	$20,630
Stock-based compensation expense	264	10	106
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions	1,544	—	1,579
Non-GAAP gross profit (excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value and certain other charges related to acquisitions)	$65,860	$29,795	$22,315

(2)  GAAP income from operations for reportable segments for the six months ended July 1, 2006, includes:

	Domestic Rehabilitation	Regeneration	International
GAAP income from operations of reportable segments	$19,277	$7,421	$4,321
Stock-based compensation expense	1,694	824	451
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions	1,933	—	2,070
Non-GAAP income from operations of reportable segments (excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value and certain other charges related to acquisitions)	$22,904	$8,245	$6,842

(3)  Expenses not allocated to segments for the six months ended July 1, 2006 include $1.1 million of stock-based compensation expense and $0.7 million of costs related to an arbitration concluded in second quarter 2006.

DJO Incorporated

Unaudited Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

In managing its business, the Company makes use of certain non-GAAP financial measures in evaluating the Company’s results of operations.

The Company initially adopted SFAS No. 123(R) on January 1, 2006 using the modified prospective method, which resulted in stock-based compensation expense being recognized during the three and six months ended July 1, 2006 without corresponding expense in the three and six months ended July 2, 2005. In addition, the events giving rise to purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions, costs related to an arbitration concluded in second quarter 2006 and the write-off of previously deferred expenses related to a discontinued acquisition are not associated with the Company’s normal operating business.

The Company believes disclosure of non-GAAP earnings has economic substance because the excluded expenses represent non-cash expenditures, or relate to transactions that are variable in nature between reporting periods.

The Company believes that presenting diluted earnings per share, excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions, costs related to an arbitration concluded in second quarter and the write-off of previously deferred expenses related to discontinued acquisitions, is an additional measure of performance that investors can use to compare operating results between reporting periods. Management of the Company uses non-GAAP information internally in planning, forecasting and evaluating the Company’s results of operations in the current period and in comparing it to past periods. The Company also uses these non-GAAP measures in evaluating management performance for compensation purposes. The Company believes that this information also provides investors better insight in evaluating the Company’s earnings performance from core operations and provides consistency in financial reporting.

The measure, “Non-GAAP gross profit” is reconciled with GAAP gross profit in the table below:

	Three Months Ended		Six Months Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005

GAAP gross profit	$63,613	$44,254	$114,467	$88,283
Stock-based compensation expense	249	—	380	—
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions	2,510	—	3,123	—
Non-GAAP gross profit (excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value and certain other charges related to acquisitions)	$66,372	$44,254	$117,970	$88,283

The measure, “Non-GAAP operating income” is reconciled with GAAP operating income in the table below:

	Three Months Ended		Six Months Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005

GAAP operating income	$10,738	$13,022	$22,550	$25,443
Stock-based compensation expense	2,352	—	4,108	—
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions	3,152	—	4,003	—
Costs related to an arbitration concluded in second quarter 2006	731	—	731	—
Non-GAAP operating income (excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value, certain other charges related to acquisitions and costs related to an arbitration concluded in second quarter 2006)	$16,973	$13,022	$31,392	$25,443

The measure, “Non-GAAP net income” is reconciled with GAAP net income in the table below:

	Three Months Ended		Six Months Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005

GAAP net income	$1,292	$6,929	$7,273	$13,526
Stock-based compensation expense, net of tax	1,495	—	2,970	—
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions, net of tax	3,315	—	3,824	—
Costs related to an arbitration concluded in second quarter 2006, net of tax	441	—	441	—
Write-off of previously deferred expenses related to a discontinued acquisition, net of tax	—	—	55	—
Non-GAAP net income (excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value, certain other charges related to acquisitions, costs related to an arbitration concluded in second quarter 2006 and the write-off of previously deferred expenses related to a discontinued acquisition)	$6,543	$6,929	$14,563	$13,526

The measure, “Non-GAAP diluted net income per share” is reconciled with GAAP net income in the table below:

	Three Months Ended		Six Months Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005

GAAP diluted net income per share	$0.06	$0.31	$0.31	$0.60
Stock-based compensation expense, net per share	0.06	—	0.13	—
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions, net per share	0.14	—	0.16	—
Costs related to an arbitration concluded in second quarter 2006, net per share	0.02	—	0.02	—
Write-off of previously deferred expenses related to a discontinued acquisition, net per share	—	—	—	—
Non-GAAP net income (excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value, certain other charges related to acquisitions, costs related to an arbitration concluded in second quarter 2006 and the write-off of previously deferred expenses related to a discontinued acquisition)	$0.28	$0.31	$0.62	$0.60

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